Exhibit 99.1

Oceaneering Reports Fourth Quarter and Full Year 2016 Results

HOUSTON, February 8, 2017 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $11.0 million, or $(0.11) per share, on revenue of $488 million for the three months ended December 31, 2016. Adjusted net income was $2.6 million, or $0.03 per share, excluding $12.9 million of pre-tax charges and an increase in the annual effective income tax rate recognized during the quarter. During the prior quarter ended September 30, 2016, Oceaneering reported a net loss of $11.8 million, or $(0.12) per share, on revenue of $549 million, and adjusted net income of $16.6 million, or $0.17 per share.

For the full year 2016, Oceaneering reported net income of $24.6 million, or $0.25 per share, on revenue of $2.3 billion. Adjusted net income was $74.8 million, or $0.76 per share, excluding the $50.2 million after-tax impact of asset write-downs, restructuring expenses, allowances for bad debts and foreign currency losses, and higher-than-expected effective tax rate recognized during the year. This compared to 2015 net income of $231 million, or $2.34 per share, on revenue of $3.1 billion, and adjusted net income of $284 million, or $2.87 per share.

Adjusted operating income, net income, earnings per share, and EBITDA and margins are non-GAAP measures which exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income and Diluted Earnings per Share (EPS), Adjusted Operating Income and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Years Ended
	Dec 31,		Sep 30,	Dec 31,

	2016	2015	2016	2016	2015

Revenue	$488,445	$722,066	$549,275	$2,271,603	$3,062,754
Gross Margin	51,071	106,122	35,443	279,227	605,429
Income (Loss) from Operations	(3,859)	45,756	(11,856)	70,764	373,810
Net Income (Loss)	$(11,028)	$27,505	$(11,798)	$24,586	$231,011

Diluted Earnings Per Share (EPS)	$(0.11)	$0.28	$(0.12)	$0.25	$2.34

For the fourth quarter, adjusted operating income was $21.6 million lower than that of the immediately preceding quarter due to reduced profit contributions from most of Oceaneering's segments, with the exception of Asset Integrity. Almost one-half of the decline was driven by lower activity levels and profitability in Subsea Projects. The increase in the 2016 effective tax rate was primarily due to a change in the mix of income or losses between the U.S. and certain foreign jurisdictions. This resulted in a recapture of prior year U.S. manufacturing deductions and a limitation of the current benefit from certain foreign tax payments.

M. Kevin McEvoy, Chief Executive Officer of Oceaneering, stated, "Our fourth quarter operating results on an adjusted basis approximated our expectations and the consensus estimate. As industry conditions remained challenging, and our outlook for 2017 does not assume a pronounced recovery in demand for our services and products, our focus has been on organizing more effectively and managing our cost structure. Accordingly, these restructuring steps included a sizable reduction in our workforce. We made these difficult decisions to enable our organization to be leaner and appropriately sized for the expected level of business.

"We believe our demonstrated cash flow generating capabilities and liquidity (including $450 million in cash at year end and a $500 million revolving credit facility) provide us ample resources not only to manage our business through the prolonged downturn in offshore activity, but also to position ourselves for the eventual upcycle. We intend to continue investing in our current and adjacent market niches, with more focus on our customers' operating expenditures and the production phase of the offshore oilfield life cycle.

"Compared to the third quarter, on an adjusted basis, ROV operating income was down, resulting from a 14% reduction of revenue and 16% fewer days utilized. For the fourth quarter, ROV adjusted EBITDA margins remained respectable at 35%, compared to 36% in the third quarter.

"During the fourth quarter we added one new ROV to our fleet, ending the year with a total of 280 vehicles. Our fleet utilization for the fourth quarter was 50%. Our drill support market share during this period was 53% of the 151 floating rigs under contract. As in recent quarters, the decline in the utilization percentage of our ROV fleet is attributable to the reduced number of working floating drilling rigs, and an overall low level of deepwater vessel activity.  While we endeavor to place more of our ROVs on vessels, we need a sizable increase in our customers' offshore spending levels for there to be a discernible increase in ROV fleet utilization and profitability.

"Sequentially, Subsea Products operating income, on an adjusted basis, declined as expected, due to lower margins on Manufactured Products as we processed backlog and new orders with lower pricing. Our Subsea Products backlog at December 31, 2016 was $431 million, compared to our September 30, 2016 backlog of $457 million. The backlog decline was primarily related to umbilicals. Our book-to-bill ratio was 0.82 and 0.68 for the fourth quarter and full year of 2016, respectively.

"Compared to the third quarter, Subsea Projects adjusted operating income was down substantially due to a lower contribution from our diving operations, lower vessel pricing, the previously scheduled drydock of the Ocean Patriot, and a seasonal decrease in survey work in the Gulf of Mexico. Asset Integrity adjusted operating income was up, due to better execution in the completion of several jobs. Advanced Technologies operating income declined, primarily due to a seasonal slowdown in work for the U.S. Navy. Unallocated Expenses were essentially flat.

"Looking forward, we are projecting a further decline in our profitability and to be marginally profitable at the operating income level on a consolidated basis for 2017. Below the operating income line, we are projecting a loss from our equity investment in the Medusa Spar as production has declined, and our interest expense is expected to be slightly higher in 2017 than 2016 due to higher rates and less interest being capitalized.

"Operationally, we anticipate declines in profitability to occur in ROVs and Subsea Products, due primarily to the relatively strong adjusted operating results generated by these segments during the first half of 2016. We expect our Subsea Products operating margins to be in the mid- to high-single digit range considering the cost restructuring measures taken during the fourth quarter. Our Subsea Projects segment is expected to have another challenging year with reduced vessel activity offshore Angola, and continued competitive pressures on vessel dayrates in the spot "call out" market in the Gulf of Mexico. Asset Integrity results are projected to be down slightly year-over-year. For Advanced Technologies, operating income should improve due to a meaningful increase in activity and profit contribution levels within the commercial theme park arena, if the expected projects come to fruition. We expect higher

Unallocated Expenses in 2017, as 2016 results included the impact of reversing earlier accruals associated with our long-term incentive compensation plans, as it became evident during the year our performance targets would not be achieved.

"We believe our first quarter 2017 results will be considerably lower than our adjusted fourth quarter results due to a continuation of weak demand for our services and products, exacerbated by seasonality. We expect sequentially lower operating income primarily from our Asset Integrity business segment, and higher Unallocated Expenses. We also expect a discrete additional income tax provision in accordance with a new accounting standard associated with our share based incentive plan.

"For 2017, we expect our organic capital expenditures to total between $90 million and $120 million, including approximately $55 million to $65 million of maintenance capital expenditure and some amounts required to complete the Jones Act vessel Ocean Evolution and the well intervention equipment recently purchased as part of our Blue Ocean Technologies acquisition. At an operating income break-even level, and with this level of organic growth, we should still generate a substantial amount of free cash flow in 2017.

"Beyond 2017, with stable and improving oil prices, we foresee an increase in deepwater expenditures and improving demand for our services and products. Meanwhile, we continue to adjust our organization to be commensurate with the existing level of our business, and look for opportunities to resume growth organically and via acquisitions, while providing a dividend to shareholders."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: belief that its restructuring steps will enable it to be leaner and appropriately sized for the expected level of business; belief that its demonstrated cash flow generating capabilities, liquidity, and credit facility provide it with ample resources to manage its business through the prolonged downturn in offshore activity and to position itself for the eventual upcycle; characterization of an upcycle as eventual; intention to invest in current and adjacent market niches, focusing more on its customers' operating expenditures and the production phase of the offshore oilfield life cycle; endeavors to place more ROVs on vessels; belief that it needs a sizable increase in its customers' offshore spending levels for there to be a discernible increase in its ROV fleet utilization and profitability; statements about backlog, to the extent it may be an indicator of future revenue or profitability; outlook for the full year and first quarter of 2017, and expected contributions of its segments to the operating results and the associated explanations; expectation about Subsea Products margins; our expectation that Advanced Technologies operating income should improve due to a meaningful increase in activity and profit contribution levels within the commercial theme park arena, if the expected projects come to fruition; expectations about higher interest rates and less interest being capitalized; expectation for a discrete additional income tax provision in accordance with a new accounting standard associated with its share base incentive plan; expectations about capital expenditures; expectations about free cash flow generation; expectations about deepwater expenditures and improving demand for its services and products; expectation to continue to adjust its organization to be commensurate with the existing level of its business; and intention to look for opportunities to resume growth organically and via acquisitions, while providing a dividend to shareholders. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include backlog, costs, capital expenditures, future earnings, capital allocation strategies, dividend levels, sustainability of dividend levels, liquidity, competitive position, financial flexibility, debt levels, forecasts or expectations regarding business outlook; growth for Oceaneering as a whole and for each of its segments (and for specific products or geographic areas within each segment); factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; the loss of major contracts or alliances; future global economic conditions; and future results of operations. For a more complete discussion of these risk factors, please see Oceaneering’s latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore oil and gas industry, with a focus on deepwater applications. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Suzanne Spera
Director, Investor Relations
Oceaneering International, Inc.
713-329-4707
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Dec 31, 2016	Dec 31, 2015
				(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $450,193 and $385,235)				$1,262,595	$1,517,493
Net Property and Equipment				1,153,258	1,266,731
Other Assets				714,462	645,312
TOTAL ASSETS				$3,130,315	$3,429,536

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities				$508,364	$615,956
Long-term Debt				793,058	795,836
Other Long-term Liabilities				312,250	439,010
Shareholders' Equity				1,516,643	1,578,734
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY				$3,130,315	$3,429,536

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Year Ended
	Dec 31, 2016	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015
	(in thousands, except per share amounts)

Revenue	$488,445	$722,066	$549,275	$2,271,603	$3,062,754
Cost of services and products	437,374	615,944	513,832	1,992,376	2,457,325
Gross Margin	51,071	106,122	35,443	279,227	605,429
Selling, general and administrative expense	54,930	60,366	47,299	208,463	231,619
Income (loss) from Operations	(3,859)	45,756	(11,856)	70,764	373,810
Interest income	1,479	171	684	3,900	607
Interest expense	(6,394)	(6,354)	(6,325)	(25,318)	(25,050)
Equity earnings (losses) of unconsolidated affiliates	(299)	917	(246)	244	2,230
Other income (expense), net	579	(453)	570	(6,244)	(15,336)
Income before Income Taxes	(8,494)	40,037	(17,173)	43,346	336,261
Provision for income taxes (benefit)	2,534	12,532	(5,375)	18,760	105,250
Net Income (loss)	$(11,028)	$27,505	$(11,798)	$24,586	$231,011

Weighted average diluted shares outstanding	98,064	98,268	98,061	98,424	98,808
Diluted Earnings (Loss) per Share	$(0.11)	$0.28	$(0.12)	$0.25	$2.34

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended			For the Year Ended
		Dec 31, 2016	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015
		($ in thousands)

Remotely Operated Vehicles	Revenue	$108,352	$173,424	$126,507	$522,121	$807,723
	Gross Margin	$13,079	$25,206	$(16,288)	$59,038	$227,330
Operating Income (Loss)		$4,031	$16,621	$(23,845)	$25,193	$192,514
Operating Income (Loss) %		4%	10%	(19)%	5%	24%
	Days available	25,684	30,323	29,126	112,588	121,944
	Days utilized	12,745	18,760	15,156	59,963	83,838
	Utilization %	50%	62%	52%	53%	69%

Subsea Products	Revenue	$149,052	$258,889	$157,269	$692,030	$959,714
	Gross Margin	$20,988	$61,445	$20,423	$140,275	$257,755
Operating Income		$4,068	$37,206	$6,109	$75,938	$175,585
Operating Income %		3%	14%	4%	11%	18%
Backlog at end of period		$431,000	$652,000	$457,000	$431,000	$652,000

Subsea Projects	Revenue	$94,096	$131,397	$110,799	$472,979	$604,484
	Gross Margin	$6,245	$15,953	$19,321	$51,392	$114,672
Operating Income		$2,421	$10,310	$15,029	$34,476	$92,034
Operating Income %		3%	8%	14%	7%	15%

Asset Integrity	Revenue	$59,938	$83,346	$71,995	$275,397	$372,957
	Gross Margin	$12,428	$7,784	$11,591	$41,458	$47,342
Operating Income		$3,197	$85	$4,725	$7,551	$18,235
Operating Income %		5%	—%	7%	3%	5%

Advanced Technologies	Revenue	$77,007	$75,010	$82,705	$309,076	$317,876
	Gross Margin	$7,692	$2,715	$9,665	$33,784	$30,034
Operating Income (Loss)		$1,331	$(3,233)	$4,357	$11,809	$9,689
Operating Income (Loss) %		2%	(4)%	5%	4%	3%

Unallocated Expenses
Gross Margin		$(9,361)	$(6,981)	$(9,269)	$(46,720)	$(71,704)
Operating Income		$(18,907)	$(15,233)	$(18,231)	$(84,203)	$(114,247)

TOTAL	Revenue	$488,445	$722,066	$549,275	$2,271,603	$3,062,754
	Gross Margin	$51,071	$106,122	$35,443	$279,227	$605,429
Operating Income (Loss)		$(3,859)	$45,756	$(11,856)	$70,764	$373,810
Operating Income (Loss) %		(1)%	6%	(2)%	3%	12%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2016	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015
	(in thousands)

Capital expenditures, including acquisitions	$56,624	$54,801	$32,945	$142,513	$423,988

Depreciation and Amortization:
Oilfield
Remotely Operated Vehicles	$29,552	$36,128	$43,705	$140,967	$143,364
Subsea Products	13,795	11,545	14,205	53,759	49,792
Subsea Projects	8,595	5,723	8,575	34,042	29,863
Asset Integrity	2,600	2,491	5,980	14,336	10,713
Total Oilfield	54,542	55,887	72,465	243,104	233,732
Advanced Technologies	791	670	789	3,120	2,549
Unallocated Expenses	954	1,170	946	4,023	4,954
Total depreciation and amortization	$56,287	$57,727	$74,200	$250,247	$241,235

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income and Diluted Earnings per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA margins, Adjusted EBITDA and Adjusted EBITDA margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income and Diluted Earnings per Share (EPS)

	For the Three Months Ended
	Dec 31, 2016		Dec 31, 2015		Sep 30, 2016
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$(11,028)	$(0.11)	$27,505	$0.28	$(11,798)	$(0.12)
Pre tax adjustments for the effects of:
Inventory write-downs	—		16,965		30,490
Restructuring expenses	11,809		13,692		—
Fixed asset write-offs	—		2,911		13,790
Non-current asset reserve	—		6,583		—
Allowance for bad debts	2,827		4,851		—
Foreign currency (gains) losses	(1,689)		938		(643)
Total pre tax adjustments	12,947		45,940		43,637

Tax effect on pre tax adjustments at the 35% statutory rate	(4,531)		(16,079)		(15,273)

Difference in tax provision on income before taxes in accordance with GAAP	5,193		—		—

Total of adjustments	13,609		29,861		28,364
Adjusted amounts	$2,581	$0.03	$57,366	$0.58	$16,566	$0.17

			For the Years Ended
			Dec 31, 2016		Dec 31, 2015
			Net Income	Diluted EPS	Net Income	Diluted EPS
			(in thousands, except per share amounts)

Net Income and Diluted EPS as reported in accordance with GAAP			$24,586	$0.25	$231,011	$2.34
Pre tax adjustments for the effects of:
Inventory write-downs			30,490		25,990
Restructuring expenses			11,809		25,404
Allowance for bad debts			8,396		4,851
Non-current asset reserve			—		6,583
Fixed asset write-offs			13,790		2,911
Foreign currency losses			4,770		15,360
Total pre tax adjustments			69,255		81,099

Tax effect on pre tax adjustments at the 35% statutory rate			(24,239)		(28,385)

Difference in tax provision on income before taxes in accordance with GAAP			5,193		—

Total of adjustments			50,209		52,714
	Adjusted amounts		$74,795	$0.76	$283,725	$2.87

Notes:

Weighted average number of diluted shares in each period presented is the same for each adjusting item as used in accordance with GAAP for that period, except for the three-month periods ended December 31, 2016 and September 30, 2016, where we used 98,542,000 and 98,444,000, respectively, instead of the GAAP shares of 98,064,000 and 98,061,000, respectively, as our share equivalents became dilutive based on the amount of adjusted net income.

For consistency in presentation, the difference in tax provision on income before taxes in accordance with GAAP is computed using our historical effective rate of 31.3% and the rate in effect for GAAP for the respective periods.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended			For the Year Ended
	Dec 31, 2016	Dec 31, 2015	Sep 30, 2016	Dec 31, 2016	Dec 31, 2015
	($ in thousands)

Net Income (Loss)	$(11,028)	$27,505	$(11,798)	$24,586	$231,011
Depreciation and Amortization	56,287	57,727	74,200	250,247	241,235
Subtotal	45,259	85,232	62,402	274,833	472,246
Interest Expense, net of Interest Income	4,915	6,183	5,641	21,418	24,443
Amortization included in Interest Expense	(285)	(280)	(287)	(1,145)	(1,077)
Provision for Income Taxes (Benefit)	2,534	12,532	(5,375)	18,760	105,250
EBITDA	$52,423	$103,667	$62,381	$313,866	$600,862

Revenue	$488,445	$722,066	$549,275	$2,271,603	$3,062,754

EBITDA margin %	11%	14%	11%	14%	20%

Free Cash Flow

	For the Year Ended
	Dec 31, 2016	Dec 31, 2015
	(in thousands)
Net Income	$24,586	$231,011
Depreciation and amortization	250,247	241,235
Other increases in cash from operating activities	65,689	88,162
Cash flow provided by operating activities	340,522	560,408
Purchases of property and equipment	(112,392)	(199,970)
Free Cash Flow	$228,130	$360,438

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$4,031	$4,068	$2,421	$3,197	$1,331	$(18,907)	$(3,859)
Adjustments for the effects of:
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	855	97	194	1,681	—	—	2,827
Total of adjustments	4,641	3,827	2,248	3,069	532	319	14,636
Adjusted amounts	$8,672	$7,895	$4,669	$6,266	$1,863	$(18,588)	$10,777

Revenue	$108,352	$149,052	$94,096	$59,938	$77,007		$488,445
Operating income (loss) % as reported in accordance with GAAP	4%	3%	3%	5%	2%		(1)%
Operating income % using adjusted amounts	8%	5%	5%	10%	2%		2%

	For the Three Months Ended December 31, 2015
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$16,621	$37,206	$10,310	$85	$(3,233)	$(15,233)	$45,756
Adjustments for the effects of:
Inventory write-downs	15,705	1,260	—	—	—	—	16,965
Restructuring expenses	3,130	4,966	1,846	3,670	47	33	13,692
Non-current asset reserve	—	6,583	—	—	—	—	6,583
Allowance for bad debts	—	4,851	—	—	—	—	4,851
Fixed asset write-offs	2,911	—	—	—	—	—	2,911
Total of adjustments	21,746	17,660	1,846	3,670	47	33	45,002
Adjusted amounts	$38,367	$54,866	$12,156	$3,755	$(3,186)	$(15,200)	$90,758

Revenue	$173,424	$258,889	$131,397	$83,346	$75,010		$722,066
Operating income (loss) % as reported in accordance with GAAP	10%	14%	8%	0%	(4)%		6%
Operating income (loss) % using adjusted amounts	22%	21%	9%	5%	(4)%		13%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(23,845)	$6,109	$15,029	$4,725	$4,357	$(18,231)	$(11,856)
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Fixed asset write-offs	10,840	2,950	—	—	—	—	13,790
Total of adjustments	36,040	8,240	—	—	—	—	44,280
Adjusted amounts	$12,195	$14,349	$15,029	$4,725	$4,357	$(18,231)	$32,424

Revenue	$126,507	$157,269	$110,799	$71,995	$82,705		$549,275
Operating income (loss) % as reported in accordance with GAAP	(19)%	4%	14%	7%	5%		(2)%
Operating income % using adjusted amounts	10%	9%	14%	7%	5%		6%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Year Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$25,193	$75,938	$34,476	$7,551	$11,809	$(84,203)	$70,764
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	1,195	1,867	321	5,013	—	—	8,396
Fixed asset write-offs	10,840	2,950	—	—	—	—	13,790
Total of adjustments	41,021	13,837	2,375	6,401	532	319	64,485
Adjusted amounts	$66,214	$89,775	$36,851	$13,952	$12,341	$(83,884)	$135,249

Revenue	$522,121	$692,030	$472,979	$275,397	$309,076		$2,271,603
Operating income % as reported in accordance with GAAP	5%	11%	7%	3%	4%		3%
Operating income % using adjusted amounts	13%	13%	8%	5%	4%		6%

	For the Year Ended December 31, 2015
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$192,514	$175,585	$92,034	$18,235	$9,689	$(114,247)	$373,810
Adjustments for the effects of:
Inventory write-downs	15,705	10,285	—	—	—	—	25,990
Restructuring expenses	7,177	8,672	2,480	6,436	220	419	25,404
Non-current asset reserve	—	6,583	—	—	—	—	6,583
Allowance for bad debts	—	4,851	—	—	—	—	4,851
Fixed asset write-offs	2,911	—	—	—	—	—	2,911
Total of adjustments	25,793	30,391	2,480	6,436	220	419	65,739
Adjusted amounts	$218,307	$205,976	$94,514	$24,671	$9,909	$(113,828)	$439,549

Revenue	$807,723	$959,714	$604,484	$372,957	$317,876		$3,062,754
Operating income % as reported in accordance with GAAP	24%	18%	15%	5%	3%		12%
Operating income % using adjusted amounts	27%	21%	16%	7%	3%		14%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$4,031	$4,068	$2,421	$3,197	$1,331	$(18,907)	$(3,859)
Adjustments for the effects of:
Depreciation and amortization	29,552	13,795	8,595	2,600	791	954	56,287
Other pre-tax	—	—	—	—	—	(5)	(5)
EBITDA	33,583	17,863	11,016	5,797	2,122	(17,958)	52,423
Adjustments for the effects of:
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	855	97	194	1,681	—	—	2,827
Foreign currency (gains) losses	—	—	—	—	—	(1,689)	(1,689)
Total of adjustments	4,641	3,827	2,248	3,069	532	(1,370)	12,947
Adjusted EBITDA	$38,224	$21,690	$13,264	$8,866	$2,654	$(19,328)	$65,370

Revenue	$108,352	$149,052	$94,096	$59,938	$77,007		$488,445
Operating income (loss) % as reported in accordance with GAAP	4%	3%	3%	5%	2%		(1)%
EBITDA Margin	31%	12%	12%	10%	3%		11%
Adjusted EBITDA Margin	35%	15%	14%	15%	3%		13%

	For the Three Months Ended December 31, 2015
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$16,621	$37,206	$10,310	$85	$(3,233)	$(15,233)	$45,756
Adjustments for the effects of:
Depreciation and amortization	36,128	11,545	5,723	2,491	670	1,170	57,727
Other pre-tax	—	—	—	—	—	184	184
EBITDA	52,749	48,751	16,033	2,576	(2,563)	(13,879)	103,667
Adjustments for the effects of:
Inventory write-downs	15,705	1,260	—	—	—	—	16,965
Restructuring expenses	3,130	4,966	1,846	3,670	47	33	13,692
Non-current asset reserve	—	6,583	—	—	—	—	6,583
Allowance for bad debts	—	4,851	—	—	—	—	4,851
Foreign currency (gains) losses	—	—	—	—	—	938	938
Total of adjustments	18,835	17,660	1,846	3,670	47	971	43,029
Adjusted EBITDA	$71,584	$66,411	$17,879	$6,246	$(2,516)	$(12,908)	$146,696

Revenue	$173,424	$258,889	$131,397	$83,346	$75,010		$722,066
Operating income (loss) % as reported in accordance with GAAP	10%	14%	8%	0%	(4)%		6%
EBITDA Margin	30%	19%	12%	3%	(3)%		14%
Adjusted EBITDA Margin	41%	26%	14%	7%	(3)%		20%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$(23,845)	$6,109	$15,029	$4,725	$4,357	$(18,231)	$(11,856)
Adjustments for the effects of:
Depreciation and amortization	43,705	14,205	8,575	5,980	789	946	74,200
Other pre-tax	—	—	—	—	—	37	37
EBITDA	19,860	20,314	23,604	10,705	5,146	(17,248)	62,381
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Foreign currency (gains) losses	—	—	—	—	—	(643)	(643)
Total of adjustments	25,200	5,290	—	—	—	(643)	29,847
Adjusted EBITDA	$45,060	$25,604	$23,604	$10,705	$5,146	$(17,891)	$92,228

Revenue	$126,507	$157,269	$110,799	$71,995	$82,705		$549,275
Operating income (loss) % as reported in accordance with GAAP	(19)%	4%	14%	7%	5%		(2)%
EBITDA Margin	16%	13%	21%	15%	6%		11%
Adjusted EBITDA Margin	36%	16%	21%	15%	6%		17%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Year Ended December 31, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$25,193	$75,938	$34,476	$7,551	$11,809	$(84,203)	$70,764
Adjustments for the effects of:
Depreciation and amortization	140,967	53,759	34,042	14,336	3,120	4,023	250,247
Other pre-tax	—	—	—	—	—	(7,145)	(7,145)
EBITDA	166,160	129,697	68,518	21,887	14,929	(87,325)	313,866
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Restructuring expenses	3,786	3,730	2,054	1,388	532	319	11,809
Allowance for bad debts	1,195	1,867	321	5,013	—	—	8,396
Foreign currency (gains) losses	—	—	—	—	—	4,770	4,770
Total of adjustments	30,181	10,887	2,375	6,401	532	5,089	55,465
Adjusted EBITDA	$196,341	$140,584	$70,893	$28,288	$15,461	$(82,236)	$369,331

Revenue	$522,121	$692,030	$472,979	$275,397	$309,076		$2,271,603
Operating income % as reported in accordance with GAAP	5%	11%	7%	3%	4%		3%
EBITDA Margin	32%	19%	14%	8%	5%		14%
Adjusted EBITDA Margin	38%	20%	15%	10%	5%		16%

	For the Year Ended December 31, 2015
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$192,514	$175,585	$92,034	$18,235	$9,689	$(114,247)	$373,810
Adjustments for the effects of:
Depreciation and amortization	143,364	49,792	29,863	10,713	2,549	4,954	241,235
Other pre-tax	—	—	—	—	—	(14,183)	(14,183)
EBITDA	335,878	225,377	121,897	28,948	12,238	(123,476)	600,862
Adjustments for the effects of:
Inventory write-downs	15,705	10,285	—	—	—	—	25,990
Restructuring expenses	7,177	8,672	2,480	6,436	220	419	25,404
Non-current asset reserve	—	6,583	—	—	—	—	6,583
Allowance for bad debts	—	4,851	—	—	—	—	4,851
Foreign currency (gains) losses	—	—	—	—	—	15,360	15,360
Total of adjustments	22,882	30,391	2,480	6,436	220	15,779	78,188
Adjusted EBITDA	$358,760	$255,768	$124,377	$35,384	$12,458	$(107,697)	$679,050

Revenue	$807,723	$959,714	$604,484	$372,957	$317,876		$3,062,754
Operating income % as reported in accordance with GAAP	24%	18%	15%	5%	3%		12%
EBITDA Margin	42%	23%	20%	8%	4%		20%
Adjusted EBITDA Margin	44%	27%	21%	9%	4%		22%